SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

MARKEL CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	54-1959284
(State of incorporation)	(I.R.S. Employer Identification No.)

4521 Highwoods Parkway Glen Allen, Virginia	23060
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of exchange on which each class is to be registered

7.50% Senior Debentures due 2046	New York Stock Exchange, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-130497

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the 7.50% Senior Debentures due 2046 of Markel Corporation (the “Company”) is set forth under the caption “Description of Debentures” in the Prospectus Supplement dated August 15, 2006 and under the caption “Description of Debt Securities” in the accompanying Prospectus dated December 20, 2005, filed with the Securities and Exchange Commission on August 16, 2006, which description is incorporated by reference herein.

Item 2.	Exhibits

3.1	Amended and Restated Articles of Incorporation (incorporated by reference from Exhibit 3(i) to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2000, filed May 8, 2000).

3.2	Bylaws, as amended (incorporated by reference from Exhibit 4.2 to the Company’s S-8 Registration Statement No. 333-107661, filed August 5, 2003).

4.1	Indenture, dated as of June 5, 2001, between the Company and J.P. Morgan Trust Company, National Association (as successor to The Chase Manhattan Bank), as Trustee (incorporated by reference from Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed June 5, 2001).

4.2	Form of Fourth Supplemental Indenture, dated as of August 22, 2006, between the Company and J.P. Morgan Trust Company, National Association (as successor to The Chase Manhattan Bank) (Supplemental to Indenture dated as of June 5, 2001) (incorporated by reference from Exhibit 4.2 to the Company’s Current Report on Form 8-K, filed August 17, 2006).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

MARKEL CORPORATION

Date: August 29, 2006	By:	/s/ D. Michael Jones
	Name:	D. Michael Jones
	Title:	Senior Vice President, General Counsel and Secretary